UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 28, 2017 (February 27, 2017)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 27, 2017, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended December 31, 2016. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated February 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 28, 2017	MAIDEN HOLDINGS, LTD.

		By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated February 28, 2017

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces Fourth Quarter and Year-End 2016 Financial Results

Highlights for the quarter ended December 31, 2016

•
Net loss attributable to Maiden common shareholders of $74.7 million, or $0.87 per diluted common share compared with net income attributable to Maiden common shareholders of $24.7 million, or $0.32 per diluted common share(8) in the fourth quarter of 2015;

•	Net operating loss(1) of $69.7 million, or $0.81 per diluted common share compared with net operating earnings of $26.4 million, or $0.34 per diluted common share in the fourth quarter of 2015;

•	Fourth quarter results reflect a previously announced reserve charge of $120.4 million, including:

◦	$56.9 million in the Diversified Reinsurance segment due to commercial auto;

◦	$52.0 million in the AmTrust Reinsurance segment primarily within AmTrust’s Specialty Program segment due to adverse development in commercial auto and general liability lines of business;

◦	$11.5 million in the “other” category to reflect additional reserves for Maiden’s former client, National General Holdings Corporation.

•
Excluding the impact of the $120.4 million reserve charge, Maiden would have reported fourth quarter 2016 net income attributable to Maiden common shareholders of $45.7 million, or $0.52 per diluted share and net operating income attributable to Maiden common shareholders of $39.3 million, or $0.45 per diluted common share;

•	Gross premiums written increased 8.8% to $572.1 million compared to the fourth quarter of 2015;

•	Net premiums written increased 6.7% to $521.0 million compared to the fourth quarter of 2015;

•	Combined ratio(13) of 117.4% compared to 99.9% in the fourth quarter of 2015;

•	Excluding the impact of the $120.4 million reserve charge, Maiden’s combined ratio for the fourth quarter of 2016 would have been 97.9%; and

•	Net investment income was $38.6 million compared to $34.8 million in the fourth quarter of 2015.

Highlights for the year ended December 31, 2016

•	Net income attributable to Maiden common shareholders of $15.2 million or $0.19 per diluted common share compared with $100.1 million, or $1.31 per diluted common share in 2015;

•	Net operating earnings(1) of $17.3 million, or $0.22 per diluted common share compared with net operating earnings of $107.2 million, or $1.39 per diluted common share in 2015;

•
Excluding the impact of the $120.4 million reserve charge, Maiden would have reported 2016 net income attributable to Maiden common shareholders of $135.7 million, or $1.67 per diluted share and net operating income attributable to Maiden common shareholders of $126.2 million, or $1.56 per diluted common share;

•	Gross premiums written were $2.8 billion, an increase of 6.3% compared to 2015;

•	Net premiums written increased 5.6% to $2.7 billion in 2016 compared to 2015;

•	Combined ratio(13) of 103.2% compared to 99.3% in 2015;

•	Net investment income was $145.9 million, an increase of 11.3% compared to 2015; and

•	Book value per common share(4) of $12.12 at December 31, 2016 increased 3.0% compared to December 31, 2015.

HAMILTON, Bermuda - Maiden Holdings, Ltd. (NASDAQ:  MHLD) (“Maiden” or “the Company”) today reported a fourth quarter 2016 net loss attributable to Maiden common shareholders of $74.7 million or $0.87 per diluted common share compared to net income attributable to Maiden common shareholders of $24.7 million or $0.32 per diluted common share in the fourth quarter of 2015. The net operating loss(1) was $69.7 million, or $0.81 per diluted common share compared with net operating earnings of $26.4 million, or $0.34 per diluted common share in the fourth quarter of 2015.

As Maiden previously reported on February 14, 2017, the Company’s fourth quarter 2016 results include a reserve charge of $120.4 million, which is primarily derived from the commercial auto line of business in both of its reported operating segments. The charge includes both a provision for adverse development realized during the fourth quarter, as well as a more conservative view of the ultimate exposures on commercial auto liability throughout the portfolio. Excluding the impact of the $120.4 million reserve charge, Maiden would have reported fourth quarter 2016 net income attributable to Maiden common shareholders of $45.7 million, or $0.52 per diluted share, and an annualized net return on common equity of 15.1%. Excluding the impact of the $120.4 million reserve charge, Maiden would have reported fourth quarter 2016 net operating income attributable to Maiden common shareholders of $39.3 million, or $0.45 per diluted common share and an annualized operating return on common equity(7) of 13.0%. Excluding the impact of the $120.4 million reserve charge, Maiden would have reported 2016 net income attributable to Maiden common shareholders of $135.7 million, or $1.67 per diluted share and a net return on common equity of 13.8%. Excluding the impact of the $120.4 million reserve charge, Maiden would have reported 2016 net operating income attributable to Maiden common shareholders of $126.2 million, or $1.56 per diluted common share and an operating return on common equity(7) of 12.8%.

Commenting on the Company's results, Art Raschbaum, Chief Executive Officer of Maiden, said: “Despite the significant challenges presented in the commercial auto business, we reported a modest profit for the year and have continued to grow our business and investable assets while strengthening investment income. We remain focused on improving the profitability of our business and believe the fourth quarter reserve charge will help us to stabilize underwriting performance as we enter 2017. Importantly, our 2016 underwriting year expected loss ratios reflect solid profitability. While the market remains competitive, we were able to expand our business in 2016 by leveraging our strong franchise and value-added products and services. We believe our prospects for continued disciplined growth are strong. Additionally, we are in an excellent position to improve our cost of capital, and will explore opportunities to refinance our existing indebtedness in 2017 at an improved rate.”

Results for the quarter ended December 31, 2016
Maiden reported a fourth quarter 2016 net loss attributable to common shareholders of $74.7 million or $0.87 per diluted common share compared with net income attributable to Maiden common shareholders of $24.7 million or $0.32 per diluted common share in the fourth quarter of 2015. The net operating loss(1) was $69.7 million, or $0.81 per diluted common share in the fourth quarter of 2016 compared with net operating earnings of $26.4 million, or $0.34 per diluted common share in the fourth quarter of 2015.

In the fourth quarter of 2016, gross premiums written increased 8.8% to $572.1 million from $525.9 million in the fourth quarter of 2015. The Diversified Reinsurance segment’s gross premiums written totaled $157.0 million, an increase of 7.8% versus the fourth quarter of 2015, with the growth resulting from existing client accounts and premium from new customers won throughout the year. In the AmTrust Reinsurance segment, gross premiums written were $414.7 million, an increase of 9.0% compared to $380.3 million in the fourth quarter of 2015.

Net premiums written totaled $521.0 million in the fourth quarter of 2016, an increase of 6.7% compared to the fourth quarter of 2015.

Net premiums earned were $616.3 million, an increase of 5.6% compared to the fourth quarter of 2015.  In the Diversified Reinsurance segment, net premiums earned increased 6.8% to $186.0 million compared to the fourth quarter of 2015. The AmTrust Reinsurance segment net premiums earned were $429.9 million, up 5.0% compared to the fourth quarter of 2015.

Net loss and loss adjustment expenses of $522.5 million were up 31.6% compared to the fourth quarter of 2015. The loss ratio(9) of 84.5% was higher than the 67.8% reported in the fourth quarter of 2015.

Commission and other acquisition expenses, increased 7.9% to $186.2 million in the fourth quarter of 2016, compared to the same quarter a year ago. The expense ratio(12) increased to 32.9% for the fourth quarter of 2016 compared with 32.1% in the same quarter last year, due to changes in business mix, with the amount of quota share premiums outpacing excess of loss business. General and administrative expenses for the fourth quarter of 2016 totaled $17.2 million, an 8.3% increase compared with $15.9 million in the fourth quarter of 2015. The general and administrative expense ratio(11) was 2.8% in the fourth quarter of 2016, compared to 2.7% in the fourth quarter of 2015.

The combined ratio(13) for the fourth quarter of 2016 totaled 117.4% compared with 99.9% in the fourth quarter of 2015. The Diversified Reinsurance segment combined ratio was 128.3% in the fourth quarter of 2016 compared to 103.6% in the fourth quarter of 2015, as net adverse development from commercial auto business negatively impacted results. The AmTrust Reinsurance segment combined ratio was 108.1% in the fourth quarter of 2016 compared to 95.8% in the fourth quarter of 2015 due to an elevated level of loss development from AmTrust’s Specialty Program segment in the quarter, primarily in commercial auto and to a lesser extent general liability. Excluding the fourth quarter reserve charge of $120.4 million, Maiden’s combined ratio for the fourth quarter of 2016 would have been 97.9%, comprised of 98.1% for the Diversified Reinsurance segment and 96.0% for the AmTrust Reinsurance segment.

Net investment income of $38.6 million in the fourth quarter of 2016 increased 10.8% compared to the fourth quarter of 2015. As of December 31, 2016, the average yield on the fixed income portfolio (excluding cash) is 3.30% with an average duration of 5.07 years. Cash and cash equivalents were $149.5 million at December 31, 2016 or $183.0 million lower than at year-end 2015.

Total assets increased 9.6% to $6.3 billion at December 31, 2016 compared to $5.7 billion at year-end 2015.   Shareholders' equity was $1.4 billion, up 1.0% compared to December 31, 2015. Book value per common share was $12.12 at December 31, 2016 or 3.0% higher than at December 31, 2015.

During the fourth quarter of 2016, the Board of Directors declared dividends of $0.15 per common share, $0.515625 per Series A preference share and $0.445313 per Series C preference share.

Results for the year ended December 31, 2016
Net income attributable to Maiden common shareholders was $15.2 million or $0.19 per diluted common share in fiscal year 2016 compared to net income attributable to Maiden common shareholders of $100.1 million or $1.31 per diluted common share in 2015. Net operating earnings(1) for 2016 were $17.3 million, or $0.22 per diluted common share compared with $107.2 million, or $1.39 per diluted common share in 2015.

In 2016, gross premiums written totaled $2.8 billion, an increase of 6.3% compared to the 2015.  Gross premiums written in the Diversified Reinsurance segment totaled $824.3 million, an increase of 6.1% versus 2015. In the AmTrust Reinsurance segment, gross premiums written increased by 6.4% to $2.0 billion compared to 2015.

In 2016, net premiums written totaled $2.7 billion, an increase of 5.6% compared to 2015.

Net premiums earned of $2.6 billion increased 5.7% compared to 2015.  Net premiums earned decreased 2.8% in the Diversified Reinsurance segment to $724.1 million compared to 2015. The AmTrust Reinsurance segment net premiums earned were up 9.5% to $1.8 billion compared to 2015.

Net loss and loss adjustment expenses of $1.8 billion were up 11.4% compared to 2015.  The loss ratio(9) of 70.6% was higher than the 66.9% in 2015.

Commission and other acquisition expenses, increased 6.8% to $773.7 million in 2016 versus 2015, while the expense ratio(12) rose to 32.6% compared with 32.4% in 2015. General and administrative expenses for 2016 totaled $67.0 million compared with $64.9 million in 2015. The general and administrative expense ratio(11) decreased to 2.6% versus 2.7% in 2015.

The combined ratio(13) for 2016 was 103.2% compared to the 99.3% combined ratio reported for 2015. The Diversified Reinsurance segment had a combined ratio of 109.4% in 2016 compared to 103.0% in 2015. The AmTrust Reinsurance segment combined ratio was 98.4% in 2016 compared to 95.3% in 2015.

Net investment income of $145.9 million in 2016 increased 11.3% compared to $131.1 million in 2015.

(1)(4)(7)(8) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(9)(11)(12)(13) Loss ratio, general and administrative expense ratio, expense ratio and combined ratio are operating metrics. Please see the additional information on these measures under Segment information tables.

Conference Call
Maiden’s Chief Executive Officer, Art Raschbaum and Chief Financial Officer, Karen Schmitt will review these results tomorrow via teleconference and live audio webcast beginning at 8:30 a.m. ET.

To participate in the conference call, please access one of the following at least five minutes prior to the start time:
U.S. Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059
Passcode: 60489931
Webcast: http://www.maiden.bm/news_events
A replay of the conference call will be available beginning at 11:30 a.m. ET on February 28, 2017 through 11:30 a.m. ET on March 7, 2017. To listen to the replay, please dial toll free: 1.855.859.2056 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 60489931; or access http://www.maiden.bm/news_events

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of December 31, 2016, Maiden had $6.3 billion in assets and shareholders' equity of $1.4 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

Forward Looking Statements
This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:

Noah Fields, Senior Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2016 and 2015
(In thousands of U.S. dollars, except share and per share data)

	2016	2015
	(Unaudited)	(Audited)
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2016: $4,005,642; 2015: $3,562,864)	$3,971,666	$3,508,088
Fixed maturities, held to maturity, at amortized cost (fair value 2016: $766,135; 2015: $598,975)	752,212	607,843
Other investments, at fair value (cost 2016: $10,057; 2015: $10,816)	13,060	11,812
Total investments	4,736,938	4,127,743
Cash and cash equivalents	45,747	89,641
Restricted cash and cash equivalents	103,788	242,859
Accrued investment income	36,517	32,288
Reinsurance balances receivable, net	410,166	377,318
Reinsurance recoverable on unpaid losses	99,936	71,248
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	424,605	397,548
Goodwill and intangible assets, net	77,715	81,920
Other assets	148,912	115,038
Total assets	$6,252,299	$5,703,578
LIABILITIES
Reserve for loss and loss adjustment expenses	$2,896,496	$2,510,101
Unearned premiums	1,475,506	1,354,572
Accrued expenses and other liabilities	167,736	139,873
Senior notes - principal amount	362,500	360,000
Less unamortized issuance costs	11,091	10,067
Senior notes, net	351,409	349,933
Total liabilities	4,891,147	4,354,479
Commitments and Contingencies
EQUITY
Preference shares	315,000	480,000
Common shares	873	747
Additional paid-in capital	749,256	579,178
Accumulated other comprehensive income (loss)	14,997	(23,767)
Retained earnings	285,662	316,184
Treasury shares, at cost	(4,991)	(4,521)
Total Maiden shareholders’ equity	1,360,797	1,347,821
Noncontrolling interest in subsidiaries	355	1,278
Total equity	1,361,152	1,349,099
Total liabilities and equity	$6,252,299	$5,703,578

Book value per common share(4)	$12.12	$11.77

Common shares outstanding	86,271,109	73,721,140

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Revenues:
Gross premiums written	$572,058	$525,890	$2,831,348	$2,662,825
Net premiums written	$521,041	$488,362	$2,654,952	$2,514,116
Change in unearned premiums	95,258	95,448	(86,802)	(85,047)
Net premiums earned	616,299	583,810	2,568,150	2,429,069
Other insurance revenue	2,121	2,104	10,817	11,512
Net investment income	38,601	34,832	145,892	131,092
Net realized gains on investment	2,263	171	6,774	2,498
Total other-than-temporary impairment losses	—	—	—	(1,060)
Portion of loss recognized in other comprehensive income (loss)	—	—	—	—
Net impairment losses recognized in earnings	—	—	—	(1,060)
Total revenues	659,284	620,917	2,731,633	2,573,111
Expenses:
Net loss and loss adjustment expenses ("LAE")	522,545	397,065	1,819,906	1,633,570
Commission and other acquisition expenses	186,163	172,519	773,664	724,197
General and administrative expenses	17,246	15,921	66,984	64,872
Total expenses	725,954	585,505	2,660,554	2,422,639
(Loss) income from operations(2)	(66,670)	35,412	71,079	150,472
Other expenses
Interest and amortization expenses	(6,859)	(7,267)	(28,173)	(29,063)
Accelerated amortization of senior note issuance cost	—	—	(2,345)	—
Amortization of intangible assets	(615)	(710)	(2,461)	(2,840)
Foreign exchange and other gains, net	5,138	3,691	11,612	7,753
Total other expenses	(2,336)	(4,286)	(21,367)	(24,150)
(Loss) income before income taxes	(69,006)	31,126	49,712	126,322
Less: Income tax expense	368	402	1,574	2,038
Net (loss) income	(69,374)	30,724	48,138	124,284
Add: loss attributable to noncontrolling interest	676	76	842	192
Net (loss) income attributable to Maiden	(68,698)	30,800	48,980	124,476
Dividends on preference shares(6)	(6,033)	(6,084)	(33,756)	(24,337)
Net (loss) income attributable to Maiden common shareholders	$(74,731)	$24,716	$15,224	$100,139
Net operating (loss) earnings attributable to common shareholders(1)	$(69,680)	$26,399	$17,294	$107,190
Basic (loss) earnings per common share attributable to Maiden shareholders	$(0.87)	$0.34	$0.20	$1.36
Diluted (loss) earnings per common share attributable to Maiden shareholders(8)	$(0.87)	$0.32	$0.19	$1.31
Basic operating (loss) earnings per common share attributable to Maiden shareholders	$(0.81)	$0.36	$0.22	$1.46
Diluted operating (loss) earnings per common share attributable to Maiden shareholders(8)	$(0.81)	$0.34	$0.22	$1.39
Dividends declared per common share	$0.15	$0.14	$0.57	$0.53

Weighted average number of common shares - basic	86,198,686	73,699,754	77,534,860	73,478,544
Adjusted weighted average number of common shares and assumed conversions - diluted	87,410,257	85,815,793	78,686,943	85,638,235

Net loss and LAE ratio(9)	84.5%	67.8%	70.6%	66.9%
Commission and other acquisition expense ratio(10)	30.1%	29.4%	30.0%	29.7%
General and administrative expense ratio(11)	2.8%	2.7%	2.6%	2.7%
Expense ratio(12)	32.9%	32.1%	32.6%	32.4%
Combined ratio(13)	117.4%	99.9%	103.2%	99.3%

Annualized return on common equity	(26.0)%	11.1%	1.6%	11.2%
Annualized operating return on average common equity(7)	(24.3)%	11.8%	1.9%	12.0%

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2016	2015	2016	2015
Reconciliation of net (loss) income attributable to Maiden common shareholders to net operating (loss) earnings:
Net (loss) income attributable to Maiden common shareholders	$(74,731)	$24,716	$15,224	$100,139
Add (subtract)
Net realized gains on investment	(2,263)	(171)	(6,774)	(2,498)
Net impairment losses recognized in earnings	—	—	—	1,060
Foreign exchange and other gains, net	(5,138)	(3,691)	(11,612)	(7,753)
Amortization of intangible assets	615	710	2,461	2,840
Divested excess and surplus ("E&S") business and NGHC run-off	11,547	4,545	14,489	12,241
Accelerated amortization of senior note issuance cost	—	—	2,345	—
Non-cash deferred tax expense	290	290	1,161	1,161
Net operating (loss) earnings attributable to Maiden common shareholders(1)	$(69,680)	$26,399	$17,294	$107,190
Operating (loss) earnings per common share attributable to Maiden shareholders:
Basic (loss) earnings per common share attributable to Maiden shareholders	$(0.81)	$0.36	$0.22	$1.46
Diluted (loss) earnings per common share attributable to Maiden shareholders(8)	$(0.81)	$0.34	$0.22	$1.39
Reconciliation of net (loss) income attributable to Maiden to (loss) income from operations:
Net (loss) income attributable to Maiden	$(68,698)	$30,800	$48,980	$124,476
Add (subtract)
Foreign exchange and other gains, net	(5,138)	(3,691)	(11,612)	(7,753)
Amortization of intangible assets	615	710	2,461	2,840
Interest and amortization expenses	6,859	7,267	28,173	29,063
Accelerated amortization of senior note issuance cost	—	—	2,345	—
Income tax expense	368	402	1,574	2,038
Loss attributable to noncontrolling interest	(676)	(76)	(842)	(192)
(Loss) income from operations(2)	$(66,670)	$35,412	$71,079	$150,472

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	December 31, 2016	December 31, 2015
Investable assets:
Total investments	$4,736,938	$4,127,743
Cash and cash equivalents	45,747	89,641
Restricted cash and cash equivalents	103,788	242,859
Loan to related party	167,975	167,975
Total investable assets(3)	$5,054,448	$4,628,218

	December 31, 2016	December 31, 2015
Capital:
Preference shares	$315,000	$480,000
Common shareholders' equity	1,045,797	867,821
Total Maiden shareholders' equity	1,360,797	1,347,821
2016 Senior Notes	110,000	—
2013 Senior Notes	152,500	152,500
2012 Senior Notes	100,000	100,000
2011 Senior Notes	—	107,500
Total capital resources(5)	$1,723,297	$1,707,821

(1)
Net operating (loss) earnings is a non-GAAP financial measure defined by the Company as net (loss) income attributable to Maiden common shareholders excluding realized and unrealized investment gains and losses, net impairment losses recognized in earnings, foreign exchange and other gains and losses, amortization of intangible assets, divested excess and surplus business and NGHC run-off, accelerated amortization of senior note issuance cost and non-cash deferred tax expense and should not be considered as an alternative to net income. The Company's management believes that net operating (loss) earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating (loss) earnings may not be comparable to similarly titled measures used by other companies.

(2)
(Loss) income from operations is a non-GAAP financial measure defined by the Company as net (loss) income attributable to Maiden excluding foreign exchange and other gains and losses, amortization of intangible assets, interest and amortization expenses, accelerated amortization of senior note issuance cost, income tax expense and income or loss attributable to noncontrolling interest and should not be considered as an alternative to net income. The Company’s management believes that (loss) income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This (loss) income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of (loss) income from operations may not be comparable to similarly titled measures used by other companies.

(3)	Investable assets is the total of the Company's investments, cash and cash equivalents and loan to a related party.

(4)
Book value per common share is calculated using Maiden common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding.

(5)	Total capital resources is the sum of the Company's principal amount of debt and Maiden shareholders' equity.

(6)
Dividends on preference shares consist of $3,093 and $12,375 paid to Preference shares - Series A and $0 and $8,971 paid to Preference shares - Series B for the three and twelve months ended December 31, 2016 and 2015, respectively, and $2,940 and $12,410 paid to Preference shares - Series C for the three and twelve months ended December 31, 2016, respectively. On September 15, 2016, each of then outstanding Preference share - Series B were automatically converted into 12,069,090 of the Company's common shares at a conversion rate of 3.6573 per preference share.

(7)
Operating return on average common equity is a non-GAAP financial measure. Management uses operating return on average common shareholders' equity as a measure of profitability that focuses on the return to Maiden common shareholders. It is calculated using operating (loss) earnings available to common shareholders divided by average Maiden common shareholders' equity. For the twelve months ended December 31, 2016, the average common shareholders' equity is adjusted for the period the Mandatory Convertible Preference shares - Series B are outstanding (prior to mandatory conversion date of September 15, 2016).

(8)
During a period of loss, the basic weighted average common shares outstanding is used in the denominator of the diluted loss per common share computation as the effect of including potential dilutive shares would be anti-dilutive.

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION
(in thousands of U.S. dollars)
(Unaudited)

For the Three Months Ended December 31, 2016	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$156,953	$414,744	$361	$572,058
Net premiums written	$139,597	$381,039	$405	$521,041
Net premiums earned	$185,972	$429,922	$405	$616,299
Other insurance revenue	2,121	—	—	2,121
Net loss and LAE	(183,802)	(327,127)	(11,616)	(522,545)
Commission and other acquisition expenses	(48,611)	(137,216)	(336)	(186,163)
General and administrative expenses	(8,964)	(588)	—	(9,552)
Underwriting loss	$(53,284)	$(35,009)	$(11,547)	$(99,840)
Reconciliation to net loss
Net investment income and realized gains on investment				40,864
Interest and amortization expenses				(6,859)
Amortization of intangible assets				(615)
Foreign exchange and other gains, net				5,138
Other general and administrative expenses				(7,694)
Income tax expense				(368)
Net loss				$(69,374)

Net loss and LAE ratio(9)	97.7%	76.1%		84.5%
Commission and other acquisition expense ratio(10)	25.8%	31.9%		30.1%
General and administrative expense ratio(11)	4.8%	0.1%		2.8%
Combined ratio(13)	128.3%	108.1%		117.4%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION
(in thousands of U.S. dollars)
(Unaudited)

For the Three Months Ended December 31, 2015	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$145,558	$380,332	$—	$525,890
Net premiums written	$132,088	$356,274	$—	$488,362
Net premiums earned	$174,181	$409,628	$1	$583,810
Other insurance revenue	2,104	—	—	2,104
Net loss and LAE	(129,450)	(263,056)	(4,559)	(397,065)
Commission and other acquisition expenses	(43,960)	(128,572)	13	(172,519)
General and administrative expenses	(9,336)	(816)	—	(10,152)
Underwriting (loss) income	$(6,461)	$17,184	$(4,545)	$6,178
Reconciliation to net income
Net investment income and realized gains on investment				35,003
Interest and amortization expenses				(7,267)
Amortization of intangible assets				(710)
Foreign exchange and other gains, net				3,691
Other general and administrative expenses				(5,769)
Income tax expense				(402)
Net income				$30,724

Net loss and LAE ratio(9)	73.4%	64.2%		67.8%
Commission and other acquisition expense ratio(10)	24.9%	31.4%		29.4%
General and administrative expense ratio(11)	5.3%	0.2%		2.7%
Combined ratio(13)	103.6%	95.8%		99.9%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION
(in thousands of U.S. dollars)
(Unaudited)

For the Year Ended December 31, 2016	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$824,341	$2,006,646	$361	$2,831,348
Net premiums written	$766,119	$1,888,428	$405	$2,654,952
Net premiums earned	$724,124	$1,843,621	$405	$2,568,150
Other insurance revenue	10,817	—	—	10,817
Net loss and LAE	(579,520)	(1,225,830)	(14,556)	(1,819,906)
Commission and other acquisition expenses	(188,506)	(584,820)	(338)	(773,664)
General and administrative expenses	(35,681)	(2,896)	—	(38,577)
Underwriting (loss) income	$(68,766)	$30,075	$(14,489)	$(53,180)
Reconciliation to net income
Net investment income and realized gains on investment				152,666
Interest and amortization expenses				(28,173)
Accelerated amortization of senior note issuance cost				(2,345)
Amortization of intangible assets				(2,461)
Foreign exchange and other gains, net				11,612
Other general and administrative expenses				(28,407)
Income tax expense				(1,574)
Net income				$48,138

Net loss and LAE ratio(9)	78.9%	66.5%		70.6%
Commission and other acquisition expense ratio(10)	25.6%	31.7%		30.0%
General and administrative expense ratio(11)	4.9%	0.2%		2.6%
Combined ratio(13)	109.4%	98.4%		103.2%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION
(in thousands of U.S. dollars)
(Audited)

For the Year Ended December 31, 2015	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$776,852	$1,885,974	$(1)	$2,662,825
Net premiums written	$734,781	$1,779,334	$1	$2,514,116
Net premiums earned	$744,875	$1,684,191	$3	$2,429,069
Other insurance revenue	11,512	—	—	11,512
Net loss and LAE	(547,296)	(1,074,072)	(12,202)	(1,633,570)
Commission and other acquisition expenses	(196,292)	(527,863)	(42)	(724,197)
General and administrative expenses	(35,312)	(3,016)	—	(38,328)
Underwriting (loss) income	$(22,513)	$79,240	$(12,241)	$44,486
Reconciliation to net income
Net investment income and realized gains on investment				133,590
Net impairment losses recognized in earnings				(1,060)
Interest and amortization expenses				(29,063)
Amortization of intangible assets				(2,840)
Foreign exchange and other gains, net				7,753
Other general and administrative expenses				(26,544)
Income tax expense				(2,038)
Net income				$124,284

Net loss and LAE ratio(9)	72.3%	63.8%		66.9%
Commission and other acquisition expense ratio(10)	26.0%	31.3%		29.7%
General and administrative expense ratio(11)	4.7%	0.2%		2.7%
Combined ratio(13)	103.0%	95.3%		99.3%

(9)	Calculated by dividing net loss and LAE by the sum of net premiums earned and other insurance revenue.

(10)	Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue.

(11)	Calculated by dividing general and administrative expenses by the sum of net premiums earned and other insurance revenue.

(12)	Calculated by adding together the commission and other acquisition expense ratio and the general and administrative expense ratio.

(13)	Calculated by adding together the net loss and LAE ratio and the expense ratio.